AMENDMENT NO. 10 TO PARTICIPATION AGREEMENT

THIS AMENDMENT, made and entered into as of the 1st day of May, 2013 by and among TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY (the “Company”), on its own behalf and on behalf of each separate account of the Company set forth on Schedule A hereto as may be revised from time to time (the “Account”); and FIDELITY DISTRIBUTORS CORPORATION (the “Underwriter”); and each of VARIABLE INSURANCE PRODUCTS FUND II and VARIABLE INSURANCE PRODUCTS FUND v.

WHEREAS, the parties desire to further amend the Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

1.	The existing 2nd Whereas clause of the Agreement is hereby deleted in its entirety and replaced with the following:

WHEREAS, the beneficial interest in each Fund is divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets, any one or more of which may be made available under this Agreement, as may be revised from time to time with notice to all parties hereto (each such series hereinafter referred to as a “Portfolio”); and

2.	Existing Section 1.6 is hereby deleted in its entirety and replaced with the following:

1.6.  The Company agrees that purchases and redemptions of Portfolio shares offered by the then current prospectus of the Fund shall be made in accordance with the provisions of such prospectus.  The Company agrees that all net amounts available under the variable annuity or variable life contracts with the form number(s) which are listed on Schedule A attached hereto and incorporated herein by this reference, as such Schedule A may be revised from time to time hereafter with notice to all parties (the “Contracts”) shall be invested in the Fund, in such other Funds advised by the Adviser as may be mutually agreed to in writing by the parties hereto, or in the Company’s general account, provided that such amounts may also be invested in an investment company other than the Fund if (a) such other investment company, or series thereof, has investment objectives or policies that are substantially different from the investment objectives and policies of all the Portfolios of the Fund; or (b) the Company gives the Fund and the Underwriter 45 days notice of its intention to make such other investment company was available as a funding vehicle for the Contracts; or (c) such other investment company was available as a funding vehicle for the Contracts prior to the date of this Agreement and the Company so informs the Fund and Underwriter prior to their signing this Agreement (a list of such funds appearing on Schedule C to this Agreement); or (d) the Fund or Underwriter consents to the use of such other investment company.

3.	Schedule A of the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.  Unless otherwise specified, all defined terms shall have the same meaning given to them in the Agreement.

Effective Date:  May 1, 2013

TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY

By:           /s/ John Mallett
Name:           John Mallett
Title:           Vice President
Date:           May 28, 2013

VARIABLE INSURANCE PRODUCTS FUND II
VARIABLE INSURANCE PRODUCTS FUND V

By:           /s/ Joseph Zambello
Name:           Joseph Zambello
Title:           Deputy Treasurer
Date:           June 18, 2013

FIDELITY DISTRIBUTORS CORPORATION

By: /s/Robert Bachman
Name:           Robert Bachman
Title:           Executive Vice President
Date:           June 10, 2013

Schedule A
Separate Accounts and Contracts
Revised May 1, 2013

Separate Accounts	Products
TFLIC Series Life Account	TFLIC Financial Freedom Builder TFLIC Freedom Elite Builder TFLIC Freedom Wealth Protector TFLIC Freedom Elite Builder II
Separate Account VA BNY	Transamerica LandmarkSM NY Variable Annuity Transamerica LibertySM NY Variable Annuity Transamerica AxiomSM NY Variable Annuity Transamerica Advisor EliteSM Variable Annuity (NY)
TFLIC Series Annuity Account	TFLIC Freedom PremierSM
TR-Fidelity VIP II Contrafund® Portfolio	TA-AP-2001-CONT
TFLIC Separate Account VNY	Advisor’s Edge® NY Variable Annuity
TFLIC Separate Account C	MarqueeSM Variable Annuity